EXHIBIT  21.1

                 Subsidiaries of Concurrent Computer Corporation
                 -----------------------------------------------

Each of the below listed subsidiaries is 100% directly or indirectly owned by Concurrent Computer Corporation except as otherwise indicated, and all are included in the consolidated financial statements.

                                          STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                        INCORPORATION/ORGANIZATION
--------------------------------------------------------------------------------

Concurrent Computer Asia Corporation      Delaware
                                          (operates in PR of China)
Concurrent Computer Belgium B.V./S.A.     Belgium
Concurrent Computer Canada, Inc.          Canada
Concurrent Computer Corp. (France)        Delaware
Concurrent Computer Corp. Pty. Ltd.       Australia
Concurrent Computer Corporation, Ltd.     United Kingdom
Concurrent Computer Far East Pte. Ltd.    Singapore
Concurrent Computer France S.A.           France
Concurrent Computer GmbH                  Germany
Concurrent Computer Hispania, S.A.        Spain
Concurrent Computer Holding Co. Ltd.      United Kingdom
Concurrent Computer Hong Kong Limited     Hong Kong
Concurrent Computer New Zealand Limited   New Zealand
Concurrent Federated Systems, Inc.        Delaware
Concurrent Nippon Corporation             Japan
Concurrent Securities Corporation         Massachusetts


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